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                                                                   [LETTERHEAD]




May 8, 1998

Mr. Adam Titus
Director of Construction
Hard Rock Hotel, Inc.
4455 Paradise Road
Las Vegas, NV 89109

RE:  Hard Rock Hotel & Casino
     Las Vegas, Nevada
     Proposed Retail Addition & Remodel; And
     Proposed Harmon Street Addition & Remodel


Dear Adam,

     This letter will serve as the letter of intent to contract for the construction of the above referenced project based on contract documents as prepared by Klai-Juba Architects. The Contract value shall be $9,500,000 based on the bid of $9,951,000 less the owner allowance of $400,000 and the deletion of the pool service bar area, including all equipment and the horizontal grease duct at the EDR servery as noted by General Note #2; which is valued at $51,000. The construction time shall commence upon receipt of the foundation and structural permit.

     This letter will allow the contractor to proceed with mobilization, permitted demolition and procurement of vendors, materials and equipment. The contract shall be based on an AIA A201 contract, stipulated sum or other contract as agreed upon by both parties.


Howa Construction, Inc.                Hard Rock Hotel, Inc.


/s/ Richard I. Howa                    /s/ Adam Titus
---------------------------            ---------------------------
Richard I. Howa                        Adam Titus


                                       10 May 98
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Dated                                  Dated